           As filed with the Securities and Exchange Commission on June 26, 2000
                                        Registration Statement No. 333-_________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Trio-Tech International
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  California                          95-2086631
       -------------------------------           -------------------
       (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)             Identification No.)

            355 Parkside Drive
          San Fernando  California                       91340
   ----------------------------------------        ---------------
   (Address of Principal Executive Offices)           (Zip Code)


                             1998 Stock Option Plan
                          Directors Stock Option Plan
                      The Trio-Tech 1989 Stock Option Plan
                        Individual written stock options
(for William Slover, Victor Ting, Simon Costello, Terry Fong, Richard Lim, Soon
      Siew Kuan, L.H. Poh, Brian Massey, B.K. Chang, K.H. Lim, S.W. Yong)
             _____________________________________________________
                           (Full title of the plans)


                               A. Charles Wilson
                               355 Parkside Drive
                         San Fernando, California 91340
               --------------------------------------------------
                     (Name and address of agent for service)

                                (818) 365-9200
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

=============================================================================================================
 Title of                Amount          Proposed             Proposed             Amount of
 securities to           to be            maximum             maximum            registration
 be registered        registered         offering            aggregate              fee (1)
                           (1)         price per share     offering price
                                                                (1)
=============================================================================================================
 Common Stock,
 no par value           300,000 (2)         $6.625 (3)         $ 1,987,500          $524.70 (2)(3)
                                                                 (2)(3)
==============================================================================================================
 Common Stock,
 no par value           150,000 (4)         $6.625 (3)         $ 993,750            $262.35
                                                                 (3)(4)              (3)(4)
==============================================================================================================
 Common Stock,
 no par value             1,313 (5)         $ 3.00 (6)         $  3,939 (5)(6)      $  1.04 (5)(6)

==============================================================================================================
 Common Stock,
 no par value             5,625 (5)         $ 3.67 (6)         $ 20,643.75          $  5.45 (5)(6)
                                                                       (5)(6)
==============================================================================================================
 Common Stock,
 no par value            36,375 (7)         $ 3.00 (6)         $109,125 (6)(7)      $  28.81(6)(7)
==============================================================================================================
 Common Stock,
 no par value            22,500 (7)         $ 3.67 (6)         $ 82,575 (6)(7)      $  21.80(6)(7)
==============================================================================================================

TOTAL:                  515,813 (2)  (5)       N/A             $ 3,197,532.75       $      844.15
                        (7)                                      (2)- (7)                  (2)-(7)
==============================================================================================================

(1) This Registration Statement also covers such indeterminable additional number of shares as may become deliverable as a result of any future adjustments in accordance with the terms of said Plans or individual stock options, as applicable.

(2) The number of shares of Common Stock is the maximum number of shares deliverable upon the exercise of options which have been or may be granted pursuant to Registrant's 1998 Stock Option Plan.

(3) Estimated solely for the purpose of calculating the registration fee, and based upon $6.625 per share, representing the average of the high and low prices reported on the American Stock Exchange on June 21, 2000 in accordance with Rule 457(c) and Rule 457(h).

(4) The number of shares of Common Stock is the maximum number of shares deliverable upon the exercise of options which have been or may be granted pursuant to Registrant's Directors Stock Option Plan.

(5) The number of shares of Common Stock is the maximum number of shares deliverable upon the exercise of options which were granted pursuant to The Trio-Tech 1989 Stock Option Plan at the price indicated.

(6) Calculated solely for the purpose of determining the registration fee and based upon the price per share at which the stock options may be exercised.

(7) The number of shares of Common Stock is the maximum number of shares deliverable upon the exercise of the individual stock options covering such shares.

Part II  Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are in file with the Commission, are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 25, 1999.

     (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 1999.

     (c) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999.

     (d) Registrant's quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

     (e) The description of Registrant's Common Stock, no par value, registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, contained in Registrant's Registration Statement on Form 8-A, dated September 28, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
------   -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

     Under California law, a California corporation may eliminate or limit the personal liability of a director of the corporation for monetary damages for breach of the director's duty of care as a director, provided that the breach does not involve certain enumerated actions, including, among other things, intentional misconduct or knowing and culpable violation of the law, acts or omissions which the director believes to be contrary to the best interest of the corporation or its shareholders or which reflect an absence of good faith on the director's part, the unlawful purchase or redemption of stock, payment of unlawful dividends or receipt of improper personal benefits. Registrant's Board of Directors believes that such provisions have become commonplace among major corporations and are beneficial in attracting and retaining qualified directors. Registrant's Articles of Incorporation include such provisions.

     Registrant's Articles of Incorporation permit and its Bylaws impose a mandatory obligation upon the Registrant to indemnify any director or officer to the fullest extent authorized or permitted by law (as now or hereinafter in effect), including under circumstances in which indemnification would otherwise be at the discretion of Registrant. In addition, Registrant has entered into indemnification agreements with each of its directors and officers providing for the maximum indemnification permitted or authorized by law.

     The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers under the Securities Act of 1933, as amended.

Item 7.  Exemption From Registration Claimed.
------   -----------------------------------

     Not applicable.

Item 8.  Exhibits.
------   --------

     Exhibit
     Number                        Description
     ------                        -----------

      5                       Opinion and Consent of Counsel

     23                       Consent of Independent Accountants


Item 9.  Undertakings.
------   ------------

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the regis tration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Fernando, State of California, on June 26, 2000.

                         TRIO-TECH INTERNATIONAL


                         By: /s/ A.CHARLES WILSON
                             -----------------------
                              A. Charles Wilson,
                              Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                      Date
     ---------                     -----                      ----
/s/ A. CHARLES WILSON        Chairman and Director            June 26, 2000
------------------------
A. Charles Wilson

/s/ S.W. YONG                President, Chief Executive       June 26, 2000
------------------------     Officer and Director
S.W. Yong                    (Principal Executive Officer)


/s/ VICTOR H.M. TING         Corporate Vice-President         June 26, 2000
------------------------     and Chief Financial Officer
Victor H. M. Ting            (Principal Financial and
                             Accounting Officer)


/s/ F.D. (CHUCK) ROGERS      Director                         June 26, 2000
------------------------
F. D. (Chuck) Rogers


/s/ FRANK S. GAVIN           Director                         June 26, 2000
------------------------     Officer and Director
Frank S. Gavin


/s/ RICHARD M. HOROWITZ      Director                         June 26, 2000
------------------------

/s/ JASON T. ADELMAN         Director                         June 26, 2000
------------------------
Jason T. Adelman

/s/ WILLIAM L. SLOVER        Director                         June 26, 2000
------------------------
William L. Slover

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                      Description
------                      -----------

 5             Opinion and Consent of Counsel.

23             Consent of Independent Accountants.